                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM 8-K



                                   CURRENT REPORT



       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of earliest event reported): May 17, 1999



                             QUICKSILVER RESOURCES INC.
               (Exact name of registrant as specified in its charter)



          Delaware                       001-14837                75-2756163
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



               1619 Pennsylvania Avenue, Fort Worth, Texas         76104
                 (Address of principal executive offices)        (Zip Code)



         Registrant's telephone number, including area code:   (817) 877-3151



                                   Not Applicable
            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 17, 1999, Quicksilver Resources Inc. ("Registrant") and Unocal Corporation's Spirit Energy 76 unit ("Unocal") completed the previously announced purchase by Registrant from Unocal of substantially all of Unocal's natural gas and crude oil assets in Michigan. The assets purchased, consisting of ownership interests in the Garfield unit and the Beaver Creek unit, include approximately 20,000 net leasehold acres.

     The purchase price for the Unocal acquisition was $30 million, consisting of $27 million in cash and 404,381 unregistered shares of the Registrant's common stock. The stock component of the purchase price was placed in escrow and will be distributed to Unocal over a three year period, subject to downward adjustment in correlation to certain costs, expenses, and liabilities incurred during this period. The purchase price was determined in an arms length negotiation with Unocal following a competitive bid process. The Registrant financed the cash portion of the purchase price with $27 million of borrowings under a bank credit facility, which permits the Registrant to obtain revolving credit loans and to issue letters of credit from time to time in an aggregate amount not to exceed the lesser of a borrowing base limitation or $200 million. Lenders under the bank credit facility include NationsBank, N.A., Frost National Bank, and Paribas.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 1, 1999.

     (b) Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 1, 1999.

     (c) Exhibits.

          2.1 Purchase and Sale Agreement, dated March 31, 1999, between Union Oil Company of California and Registrant.

          2.2 Amendment to Purchase and Sale Agreement, dated May 17, 1999, between Union Oil Company of California and Registrant.

         99.1  Press Release, dated May 18, 1999.

                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 QUICKSILVER RESOURCES INC.



                                 By:  /s/ Glenn M. Darden
                                      -----------------------------------------
                                          Glenn M. Darden
                                          President and Chief Operating Officer


Date:  May 28, 1999

                                   EXHIBIT INDEX


Exhibit                            Description
-------                            -----------
  2.1           Purchase and Sale Agreement, dated March 31, 1999, between
                 Union Oil Company of California and Registrant.

  2.2           Amendment to Purchase and Sale Agreement, dated May 17, 1999, between Union Oil Company of California and Registrant.

 99.1           Press Release, dated May 18, 1999.